Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Kodiak Oil & Gas Corp. (the “Company”) filed on July 20, 2012, of our report dated June 29, 2011 relating to the statement of revenues and direct operating expenses of the properties to be divested of Ursa Resources Group LLC which appears in Exhibit 99.1 to this Current Report on Form 8-K dated June 30, 2011.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

July 19, 2012